                                                                     EXHIBIT 5.1

                                                                    May 10, 2002

Belo Corp.
P. O. Box 655237
Dallas, Texas 75265-5237

         Re: Registration of 4,000,000 shares of Series A Common Stock, par value $1.67, pursuant to a Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for Belo Corp., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of 4,000,000 shares of Series A Common Stock, par value $1.67 per share, of the Company (the "Common Stock") to be offered to employees of the Company (including certain of its direct or indirect subsidiaries) pursuant to the Belo Savings Plan (the "Plan").

         Based upon our examination of such papers and documents as we have deemed relevant or necessary in rendering this opinion, and based on our review of the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions, we hereby advise you that we are of the opinion that assuming, with respect to shares of Series A Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of the par value thereof, (ii) the availability of a sufficient number of shares of Series A Common Stock authorized by the Company's Certificate of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with any shares of Series A Common Stock issued under the Plan and (iv) no change occurs in the applicable law or the pertinent facts, shares of Series A Common Stock purchasable under the Plan will be legally issued, fully paid and non-assessable shares of Series A Common Stock.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company with the Securities and Exchange Commission. By so consenting, we do not thereby admit that our firm's consent is required by Section 7 of the Securities Act.

                                        Very truly yours,

                                        LOCKE LIDDELL & SAPP LLP


                                        By:    /s/ VAN M. JOLAS
                                           -------------------------------------
                                               Van M. Jolas